EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into as of January 1, 2000, by and between Anthony J. Verkruyse ("Employee") and Huntco Inc. (the "Company"). In consideration of the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

                                 ARTICLE I
                                 EMPLOYMENT

1.1  Employment.
---------------
(a) In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Company agrees to continue to employ Employee, and Employee accepts continued employment, subject to the terms and conditions of this Agreement.

(b) Employee shall adhere to the Company's policies, ethical practices and standards of care and competence. Employee shall devote his full business time and attention and best efforts to the affairs of the Company, and Employee shall not engage in any other business duties or pursuits, or directly or indirectly render any services of a business, commercial, or professional nature to any other entity or person, whether for monetary compensation or otherwise, without the prior written consent of the President of Company; provided, however, that Employee may participate in charitable and other civic functions so long as such other activities do not adversely affect Employee's ability to perform his responsibilities hereunder.

(c) Employee affirms and represents that he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, Employee's acceptance of employment hereunder with the Company, the employment of Employee by the Company, or the Employee's undertakings pursuant to this Agreement. For purposes of this Agreement, including, but not limited to, Sections 1.1(b), 1.1(c) and 5.5, Employee's past, current and prospective business duties relating to his position as an officer of Huntco Enterprises, Inc., including any of its subsidiaries and affiliates, are specifically acknowledged and shall in no event be considered a violation of the terms and provisions of this Agreement.

1.2 Term.
--------
This Agreement shall be effective as of January 1, 2000, and shall, unless otherwise terminated as provided herein, terminate on December 31, 2000 (the "Initial Term"). The Initial Term shall automatically be extended, for additional one year periods, on each subsequent January 1, commencing January 1, 2001, unless the Company notifies Employee to the contrary in writing at least 30 days prior to the expiration of the Initial Term, or of any such additional one year period. (Each such additional one year period is referred to as a "Renewal Term" and the period from the effective date of this Agreement until the termination of this Agreement as provided for herein is referred to as the "Term").

                                ARTICLE II
                         COMPENSATION AND BENEFITS

2.1  Compensation and Benefits.
------------------------------
(a) Base Salary. As compensation for rendering service to the Company under this Agreement, the Company shall pay to Employee during the Term, a base salary ("Salary") of not less than $150,000.00 per year, payable at the Company's customary pay periods, or at such other time or times as the Company and Employee shall mutually agree. The Board of Directors or any authorized committee or officer of the Company shall review Employee's overall annual compensation at least annually with a view to the adequacy thereof.

(b) Bonus and Incentive Compensation. Employee shall be eligible to receive such incentive or performance bonuses as may, pursuant to delegated authority or in the discretion of the Board of Directors or any authorized committee or officer of the Company, be awarded or granted. Employee shall be entitled to receive a bonus for any quarter, or portion thereof, in which Employee is actively employed by the Company, even if his employment has been terminated for any reason at the time that the bonus is actually paid. Employee is not entitled to receive a bonus for any quarter, or portion thereof, in which he is not actively employed by the Company.

(c) Benefits. Except as otherwise expressly provided for herein, Employee shall be eligible for participation in, and shall be covered by, any and all such medical, disability, life and other insurance plans, and all other employment benefits, as are generally available to other employees of Company in similar employment positions, on the same terms as such employees, subject to meeting any and all applicable eligibility requirements.

(d) Employment Taxes. All payments to Employee made under this Agreement shall be made subject to such federal, state, and local payroll and withholding deductions as may be required by applicable law.

                                   ARTICLE III
                           DUTIES AND EXTENT OF SERVICE

3.1  General Duties and Responsibilities
----------------------------------------
Employee shall serve the Company, in an executive capacity as Vice President and Chief Financial and Accounting Officer. The duties and responsibilities of Employee include those described for Employee's particular position in the Bylaws of Company, or other documents of Company, and such other or additional duties as may be assigned to Employee from time to time by the Chairman of the Board or President of the Company. Employee shall do and perform, and shall have the authority to do and perform, all services, acts and other things necessary to perform the duties and responsibilities of his position.

Employee acknowledges and agrees that he owes a fiduciary duty of loyalty, fidelity, and allegiance to act at all times in the best interests of the Company and to do no act which would injure the Company's business, its interests or its reputation.

                                ARTICLE IV
                                TERMINATION

4.1  Termination.
----------------
The following sets forth the bases on which Employee's employment under this Agreement may or shall terminate:

(a) End of Term: The expiration of the Term shall occur.

(b) Termination Due to Death: The death of the Employee shall occur. Upon a termination due to death, Employee's estate shall be entitled to receive an amount equal to his then current Salary, payable in equal installments over a one year period at the Company's customary pay periods.

(c)Termination Due to Disability: The Company shall have the right to terminate Employee's employment under this Agreement if Employee is unable to perform his duties hereunder by reason of any mental or physical disability or incapacity for a period of 60 consecutive days, or if Employee otherwise becomes disabled such that he is no longer reasonably able to perform his duties as contemplated by this Agreement. Upon the termination due to disability, Employee shall be entitled to receive an amount equal to his then current Salary, payable in equal installments over a one year period at the Company's customary pay periods.

(d) Termination for Cause: The Company shall have the right at any time to terminate Employee's employment for "Cause." As used herein, "Cause" shall mean any of the following: If Employee (i) violates any material provision of this Agreement; (ii) fails to perform the services required of him pursuant to this Agreement; (iii) takes action (or fails to take action) in bad faith that Employee knew, or reasonably should have known, was likely to materially damage the business of the Company; (iv) engages in fraud, embezzlement or any other illegal or wrongful conduct substantially detrimental to the Company or the Company's reputation, regardless of whether such conduct is designed to defraud the Company or others; (v) is indicted, convicted of, or pleads guilty or "no contest" to a crime other than a routine traffic violation; (vi) is grossly negligent in the performance of, or willfully disregards, his obligations hereunder. If Employee is terminated "for Cause" as described herein, Employee shall not be entitled to receive any further salary or benefits under this Agreement other than payment for that part of Employee's Salary that would otherwise be payable to Employee through the last date of his employment with the Company. Upon such payment, all obligations in any manner whatsoever of the Company to the Employee shall be fully satisfied. Employee is not entitled to receive any bonus if his employment is terminated as provided in this section.

(e) Termination Without Cause: In the event that Employee's employment with the Company shall be terminated for any reason, except as set forth in Sections 4.1(b), 4.1(c), 4.1(d), 4.1(f), or 4.1(g) hereof, such termination shall be deemed to be "Without Cause". Upon Employee's termination Without Cause, Employee shall be entitled to receive an amount equal to two times his then current Salary, payable in equal installments over a two year period at the Company's customary pay periods. If Employee's employment is terminated as provided in this section, Employee shall also be entitled to receive the bonus, if any, which is earned or accrued during the quarter in which his employment is terminated Without Cause. Employee shall not be eligible for any other bonus following his termination Without Cause. Employee shall also be entitled to remain on the Company's medical and dental insurance program at Company's expense for two years following termination of Employee's employment pursuant to this section. Upon payment of the final monthly compensation due hereunder, all obligations in any manner whatsoever of the Company to the Employee shall be fully satisfied. The parties further expressly agree that, during the period after Employee's termination Without Cause, in which period Employee will be paid pursuant to Section 4.1(e), Employee will not have any authority to act on behalf of the Company.

(f) Change of Control: If at any time during the Term there is a Change of Control of Huntco Inc., as defined below, and within the period of one year following the Change of Control, such Change of Control results in either:
(i) the termination of Employee's employment with the Company; or (ii) a substantial reduction in Employee's compensation or authority, and Employee subsequently resigns within 30 days of the substantial reduction in his compensation or authority; then the Company will continue to provide Employee with his monthly compensation, based upon Employee's then current Salary, for a period of twenty four months following the date of such termination. If Employee's employment is terminated as provided in this paragraph, Employee shall also be entitled to receive the bonus, if any, which is earned or accrued during the quarter in which his employment is terminated. Employee shall not be eligible for any other bonus following his termination. Employee shall also be entitled to remain on the Company's medical and dental insurance program at Company's expense for two years following termination of Employee's employment pursuant to this section.

The Company will pay Employee a "Tax Gross-Up" payment if a tax is imposed on Employee pursuant to Section 4999 of the Internal Revenue Code of 1986 as amended, or any successor provision, with respect to any excess parachute payment in connection with a Change of Control of Huntco Inc. The amount of the Tax Gross-Up payment will be equal to (i) the amount of such tax, divided by (ii) 1 minus the blended marginal federal and applicable state income tax rates in effect for the applicable period for Employee. The Company shall pay any Tax Gross-Up amount promptly to enable Employee to timely pay income taxes for the applicable tax period, estimated or otherwise.

Upon payment of the Salary payments provided for herein and the "Tax Gross-Up" payment, if any, and the medical and dental benefits herein described, all obligations of the Company to the Employee hereunder shall be fully satisfied. The parties further expressly agree that, during the period after Employee's termination during which period Employee will receive payments or benefits hereunder, Employee will not have authority to act on behalf of the Company.

For purposes of this Agreement, a "Change of Control" means the occurrence of any of the following events: (i) a merger, consolidation or reorganization of Huntco Inc. in which Huntco Inc. does not survive as an independent entity;
(ii) a merger, consolidation or reorganization of Huntco Inc. in which Huntco Inc. does not survive as a publicly held company; (iii) a sale of all or substantially all of the assets of Huntco Inc.; (iv) the first purchase of shares of Class A Common Stock of Huntco Inc. pursuant to a tender or exchange offer for more than 20% of Huntco Inc.'s outstanding shares of Class A Common Stock; or (v) any change of control of a nature that, in the opinion of the Board of Directors of Huntco Inc., would be required to be reported under the federal securities laws; provided that such a change of control shall be deemed to have occurred if: (A) any person other than the `Hunter Affiliates' as that term is defined in Article III, Section B.6(b)(iv) of Huntco Inc.'s Restarted Articles of Incorporation, or the `Hunter Group' as that term is defined in Article III, Section B.6(b)(ii) of Huntco Inc.'s Restated Articles of Incorporation (x) is or becomes the beneficial owner, directly or indirectly, of securities of Huntco Inc. representing 35% or more of the combined voting power of Huntco Inc.'s then outstanding securities, or (y) through a shareholders' agreement, voting trust, other contractual arrangement, or otherwise, acquires or obtains the right to vote securities or to direct another to vote securities of Huntco Inc. representing 35% or more of the combined voting power of Huntco Inc.'s then outstanding securities; or
(B) during any period of two consecutive years from January 1, 2000 through the expiration date hereof, individuals who at the beginning of such period constitute the Board of Directors of Huntco Inc. cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

For purposes of this Section 4.1(f)(v)(B), a director shall be considered to be a director at the beginning of such two year period if the director's election was approved either (i) during the lifetime of B.D. Hunter by the `Hunter Affiliates' as that term is defined in Article III, Section B.6(b)(iv) of Huntco Inc.'s Restated Articles of Incorporation, or, if after the death of B.D. Hunter, the `Hunter Group' as that term is defined in Article III, Section B.6(b)(ii) of Huntco Inc.'s Restated Articles of Incorporation, or
(ii) by a vote of at least 70 percent of the directors then still in office who were directors at the beginning of the two-year period, or who would be considered pursuant to this sentence to be a director at the beginning of the two-year period.

(g) Resignation of Employee: Employee may resign and terminate his employment at any time by giving no less than 30 days' written notice to the Company. If Employee resigns prior to the end of the Term pursuant to this section, this Agreement shall terminate immediately. Except as provided for in Section 4.1(f), Employee shall not be entitled to receive any further salary or benefits under this Agreement, other than payment for that part of Employee's Salary that would otherwise be payable to Employee through the last date of his employment with the Company. Upon such payment, all obligations in any manner whatsoever of the Company to the Employee shall be fully satisfied. Employee is not entitled to receive any bonus if his employment is resigned as provided in this section.

4.2  Continuing Obligations to Remain in Effect.
-----------------------------------------------
The termination of this Agreement for any reason, including termination due to a Change of Control, shall not relieve Employee of any continuing obligations expressly provided in this Agreement, including without limitation each of those set forth in Article V herein below.

                                 ARTICLE V
COVENANTS REGARDING CONFIDENTIAL INFORMATION, COMPANY PROPERTY AND INVENTIONS,
                    NONSOLICITATION, AND NONCOMPETITION

5.1  Confidentiality.
--------------------
Employee recognizes and acknowledges that he will have access to certain confidential information and trade secrets of the Company. Such confidential information includes, but is not limited to: customer names and customer lists, contracts, trade secrets, financial information, product plans, marketing plans, systems, manuals, training materials, forecasts, inventions, improvements, ideas, business strategies, formulas, product ideas, computer programs and software, software designs and documentation, source codes, data and data bases, techniques, schematics, information relating to confidential or secret designs, processes, formulae, plans, devices or materials of the Company, and its business and marketing plans, product and service development, market development, manuals written by the Company, marketing and financial analysis, plans, research, programs, and related information and data, corporate books and records, and other similar intellectual property and confidential information. Employee acknowledges and agrees that this confidential information constitutes valuable, special and/or unique property of the Company. Employee shall, at all times, both during Employee's employment by the Company and thereafter, keep all such confidential information in confidence and trust and will not use or disclose any confidential information or anything relating to it to any person, firm, corporation, association, or other entity for any reason or purpose without the written consent of the Company.

5.2  Return of the Company's Property and Documents.
---------------------------------------------------
Employee recognizes that all confidential information, however stored or memorialized, and all identification cards, keys, access codes, marketing materials, samples, tape recordings, notes, tools, documents, records, apparatus and other equipment or property which the Company provides to or makes available to Employee are the sole property of the Company. Employee shall use such property solely for the benefit of the Company and for no other purpose. Upon the termination of Employee's employment with the Company, Employee shall (i) refrain from taking any such property from the Company's premises, (ii) immediately return to the Company any such property which may be in Employee's possession or control (including any and all copies thereof),
(iii) immediately return to the Company any copies, notes, or excepts thereof, all records, data, memoranda, and all documents or materials made or compiled by Employee which are in the possession or control of Employee and which relate to Employee's employment or to the business, activities or facilities of the Company and any of its employees, agents, owners, officers, executives and directors, and (iv) certify in writing that Employee has complied with this Section 5.2.

5.3  Assignment of Inventions to the Company.
--------------------------------------------
Employee will promptly disclose to the Company all improvements, inventions, formulas, ideas, works of authorship, processes, techniques and trade secrets, whether or not patentable, made or conceived or developed by Employee, either alone or jointly with others, during Employee's employment (collectively "Inventions"). All Inventions, and all patents, copyrights, trade secret rights and other intellectual property rights related thereto shall be the sole property of the Company to the maximum extent permitted by law and, to the extent permitted by law, shall be "works for hire." Employee hereby assigns to the Company any rights Employee may have or acquire in all Inventions and agrees to perform, during and after employment with the Company, all acts necessary or desirable by the Company to permit and assist the Company, at the Company's expense, in obtaining and enforcing patents, copyrights, trade secrets or other intellectual property rights with respect to such Inventions. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act for and in Employee's name and stead, to execute and file any applications or related filings and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secret rights or other intellectual property rights with respect to any Inventions with the same legal force and effect as if executed by Employee.

5.4  Non-Solicitation of Customers and Clients.
----------------------------------------------
During the Term of this Agreement and for two years thereafter, Employee will not, on behalf of any person or entity other than the Company, directly or indirectly solicit, divert or attempt to solicit or divert any customer or client of the Company, or any prospective customer or client of the Company, at the time of Employee's termination or for one year prior thereto, on behalf of any other person or entity competitive with the Company.

5.5  Non-Solicitation of Other Employees.
----------------------------------------
During the Term and for two years thereafter, Employee will not encourage, solicit, induce, or attempt to encourage, solicit or induce any other employee, agent or representative of the Company to leave his or her employment with the Company for any reason, and Employee will not hire or attempt to hire, for any position with any other business, any person who is an employee, agent or representative of the Company at such time or who has been an employee, agent or representative of the Company at any time within 90 days preceding such time.

5.6  Non-Interference.
---------------------
During the Term of this Agreement and for two years thereafter, Employee will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other business relation of the Company if such action by him would have a material adverse effect on the business, assets, or financial condition of the Company, or materially interfere with the relationship between any such person or entity and the Company.

5.7  Non-Competition.
--------------------
During the Term of this Agreement and for two years thereafter, Employee shall not, without the prior written consent of the Company, directly or indirectly own, manage, finance, operate, join, control or participate in the ownership, management or operation of, or be employed, provide services to or otherwise be connected in any manner with, any person or entity competitive with the Company. This prohibition encompasses any and all services, duties, and employment of the same nature as the services, duties, and responsibilities which Employee performs under this Agreement.

For the purposes of this Agreement, a person or entity is "competitive with the Company" if such person or entity conducts, operates, carries out or otherwise engages in the development, production, marketing or servicing, in any state or market in which the Company transacts business, or was contemplating the transaction of business at the time of Employee's termination, of any product of the Company (i) with which Employee was involved in the course of his employment with the Company, or (ii) which the Company is developing, producing, marketing, or servicing, or plans to develop, produce, market or service and of which Employee gained any knowledge in the course of his employment with the Company.

5.8  Representations by Employee.
--------------------------------
In connection with the above covenants, Employee represents that his experience, capabilities and circumstances are such that the covenants contained herein will not prevent him from earning a livelihood. Employee further agrees that the limitations set forth in such covenants do not impose a greater restraint than is necessary to protect the confidential information, customer goodwill, and other business interests of the Company. Employee also agrees that the limitations and covenants are reasonable and properly required for the adequate protection of the current and future business of the Company. Employee also agrees that, if any provision of the covenants set forth above are found to be invalid in part or whole, the Company may elect, but shall not be required, to have such provision reformed, whether as to time, scope of activity, or otherwise, as and to the extent required for its validity under applicable law, and, as so reformed, such provisions shall be enforceable.

5.9  Injunctive and Other Relief.
--------------------------------
It is understood and agreed that the covenants made by Employee in this
Article 5 shall survive the expiration or termination of this Agreement. Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Article 5 would be inadequate, and therefore agrees that the Company shall be entitled as a matter of right to injunctive relief in addition to any other available rights and remedies in cases of such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other rights and remedies available for any such breach or threatened breach, including the recovery of damages and attorneys' fees from Employee.

                                 ARTICLE VI
                          MISCELLANEOUS PROVISIONS

6.1  Successors and Assigns.
---------------------------
Except as otherwise provided herein, the rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Except as otherwise provided herein, this Agreement shall be binding upon Employee and his agents, heirs, executors, administrators and legal representatives. The rights and obligations of Employee shall not be assignable by Employee.

6.2  Governing Law.
------------------
Subject to Section 6.9, this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. The parties hereto consent to the jurisdiction and venue of the Circuit Court in and for St. Louis County, Missouri and of the Federal District Court of the Eastern District, Eastern Division of Missouri with respect to any action brought in equity for the breach of the provisions of Article V.

6.3  Counterparts.
-----------------
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.

6.4  Entire Agreement.
---------------------
This Agreement contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no other warranties, representations, covenants or agreements among the Company and Employee in connection with the subject matter hereof.

6.5  Amendment.
--------------
Employee's obligations under this Agreement may be amended, supplemented, modified and/or rescinded only through an express written amendment executed by both Employee and the Company.

6.6  No Waiver of Employee Breach.
---------------------------------
The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by the Company of any subsequent breach by Employee.

6.7  Severability.
-----------------
If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph, or section of this Agreement, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph, or section so adjudged to be invalid.

6.8  Survival.
-------------
Employee and the Company expressly acknowledge and agree that the ongoing obligations and covenants set forth in this Agreement, including without limitation, those contained in Sections 4.1(b), 4.1(c), 4.1(e), 4.1(f), 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7 hereof, shall survive the termination of Employee's employment under this Agreement.

6.9  Arbitration.
----------------
Any controversy or claim arising out of or relating to the Agreement other than an action brought in equity for the breach of the provisions of Article V shall be settled by final and binding arbitration in St. Louis County, Missouri. A single arbitrator may be selected by the unanimous agreement of the parties to the dispute, but if the parties to the dispute fail to agree on and appoint an arbitrator within thirty (30) calendar days of the receipt by any party of notice of the existence of a dispute, then the dispute shall be settled in St. Louis County, Missouri in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof and the parties hereto consent to the jurisdiction and venue of the Circuit Court in and for St. Louis County, Missouri and of the Federal District Court of the Eastern District, Eastern Division of Missouri for the entry of judgment relating to any award of the arbitrator.

6.10 Opportunity to Review.
--------------------------
Employee hereby represents and warrants that he (a) has been given a meaningful opportunity to review this Agreement, and (b) has been encouraged by the Company to receive the advice of counsel with respect to the meaning and effect of each Section of this Agreement. Employee acknowledges that he has voluntarily entered into this Agreement of his own free will based only upon the terms and conditions included in this Agreement.

6.11 Agreement Not to be Construed Against Either Party.
-------------------------------------------------------
Employee and Company expressly acknowledge and agree that this Agreement was the product of arms length negotiation between the parties, and that this Agreement shall be construed fairly and without prejudice to either party as the drafter of this Agreement, regardless of whether one party physically prepared this Agreement.

6.12 Notices.
------------
All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered personally, when sent when mailed by registered or certified mail, return receipt requested and postage prepaid, or when sent by a nationally known overnight delivery service, or when sent by telephone facsimile confirmed by overnight delivery service, to the parties at the addresses or facsimile numbers indicated below (or at such other address as shall be specified by notice).

      EMPLOYEE:                           COMPANY:
      ANTHONY J. VERKRUYSE                "PRESIDENT"
      433 SHADYBROOK DRIVE                HUNTCO INC.
      CREVE COEUR, MO 63141               14323 SOUTH OUTER FORTY
                                          SUITE 600N
                                          TOWN & COUNTY, MO 63017
                                          (314) 878-4537

                                          With a copy to:
                                          Craig A. Adoor, Esq.
                                          Blackwell Sanders Peper Martin LLP
                                          720 Olive Street, 24th Floor
                                          St. Louis, MO 63101
                                          Fax: (314) 345 - 6060

Each party is responsible for informing the other party of any change in address.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
                     WHICH MAY BE ENFORCED BY THE PARTIES

EMPLOYEE                                  The COMPANY

                                          Huntco Inc.

   /s/ Anthony J. Verkruyse               By:  /s/ Robert J. Marischen
-------------------------------               ---------------------------
      Anthony J. Verkruyse                Its:        President